Exhibit 99.6

Global Lights Acquisition Corp-Legal Opinion 北京德恒律师事务所 中国北京市金融街19号富凯大厦B座12层 电话 /Tel: （86-10）52682888 传真 /Fax: （86-10）52682999 网址 /Website: www.dehenglaw.com

September 22, 2023

Global Lights Acquisition Corp,

Room 902, Unit 1, 8th Floor, Building 5

No. 201, Tangli Road

Chaoyang District, Beijing 100123

The People’s Republic of China

+86 10-5948-0786

REGISTRATION STATEMENT ON FORM F-1

Ladies and Gentlemen:

We are licensed Chinese lawyers qualified to practice the law of the mainland of the People’s Republic of China other than the laws of Macao, Hong Kong and Taiwan (the “PRC”). We have acted as PRC legal counsel to Global Lights Acquisition Corp, a company incorporated under the laws of the Cayman Islands (the “Company”), in connection with the filing of a registration statement on Form F-1, as amended (Registration Statement)(the “Registration Statement”), under the Securities Act of 1933, as amended (Securities Act), in connection with the follow-on offering of the Company’s securities described therein.

In this Opinion, unless otherwise defined in the context, the capitalized terms shall have the same meaning as those defined in the Registration Statement.

A. Assumptions and Qualifications

1.	In rendering this opinion, we have examined originals or copies of the documents provided to us by the Company and such other documents, corporate records and certificates issued by the governmental authorities in the PRC (collectively the “Documents”).

2.	For the purpose of this Opinion, we have examined and relied on the Documents and examined all applicable and publicly available laws, regulations, rules, orders, official policies or interpretation of applicable governmental authorities of the PRC (“PRC Laws”), which we have deemed necessary to provide this Opinion. This Opinion is confined to the PRC Laws and we express no opinion as to the law of a country or region other than the PRC.

3.	In rendering this opinion, we have assumed without independent investigation that (the “Assumptions”):

a)	that each of the Documents is legal, valid, binding and enforceable in accordance with their respective governing laws (other than PRC Laws) in any and all respects;

b)	that the Documents that were presented to us up to the date of this legal opinion remain in full force and effect on the date of this opinion and have not been revoked, amended or supplemented, and no amendments, revisions, supplements, modifications or other changes have been made, and no revocation or termination has occurred, with respect to any of the Documents after they were submitted to us for the purposes of this legal opinion, except as otherwise indicated in such documents;

c)	that all Documents submitted to us as originals are authentic and that all Documents submitted to us as copies conform to their authentic originals;

d)	that all factual information provided to us is correct, complete and accurate and that all factual matters in each of the covenants, representations and warranties in the representation letter or other similar documents are and remain accurate and true in all respects;

e)	that the laws of jurisdictions other than the PRC which may be applicable to the execution, delivery, performance or enforcement of the Documents are complied with;

4.	Our opinion is limited to the PRC Laws of general application on the date hereof. We do not purport to be experts on and do not purport to be generally familiar with or qualified to express legal opinions on any laws other than the laws of the PRC and accordingly express no legal opinion herein on any laws of any jurisdiction other than the PRC.

5.	If any evidence comes to light that would indicate any of the Documents or materials referred to is incomplete, inaccurate or defective or if any of the assumptions upon which this opinion are based prove to be incorrect, we reserve the right to revise any relevant expression or conclusion contained in this opinion and/or issue a supplementary legal opinion, interpretation or revision to this opinion according to further certified facts as of that date.

6.	Our opinion expressed above is subject to the following qualifications (the “Qualifications”):

a)	Our opinion is limited to the PRC laws of general application on the date hereof. For the purpose of this opinion only, the PRC or China shall not include the Hong Kong Special Administrative Region, the Macau Special Administrative Region or Taiwan. We have made no investigation of, and do not express or imply any views on, the laws of any jurisdiction other than the PRC.

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b)	The PRC Laws referred to herein are laws and regulations publicly available and currently in force on the date hereof and there is no guarantee that any of such laws and regulations, or the interpretation or enforcement thereof, will not be changed, amended or revoked in the future with or without retrospective effect.

c)	Our opinion is subject to the effects of (i) certain legal or statutory principles affecting the enforceability of contractual rights generally under the concepts of public interest, social ethics, national security, good faith, fair dealing, and applicable statutes of limitation, (ii) any circumstance in connection with formulation, execution or performance of any legal documents that would be deemed materially mistaken, clearly unconscionable, fraudulent, coercionary or concealing illegal intentions with a lawful form, (iii) judicial discretion with respect to the availability of specific performance, injunctive relief, remedies or defenses, or calculation of damages, and (iv) the discretion of any competent PRC legislative, administrative or judicial bodies in exercising their authority in the PRC.

d)	This opinion is issued based on our understanding of the current PRC Laws. For matters not explicitly provided under the current PRC Laws, the interpretation, implementation and application of the specific requirements under PRC Laws are subject to the final discretion of competent PRC legislative, administrative and judicial authorities, and there can be no assurance that the Government Agencies will ultimately take a view that is not contrary to our opinion stated above.

e)	We may rely, as to matters of fact (but not as to legal conclusions), to the extent we deem proper, on certificates and confirmations of responsible officers of the PRC government officials.

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B. Opinions

1.	The statements in the Registration Statement to the extent that they describe or summarize matters of the PRC Laws, are true and accurate in all material respects, and fairly present or fairly summarize in all material respects the PRC legal and regulatory matters or documents, agreements or proceedings referred to therein.

2.	We hereby consent to the use of our name under the caption “Enforceability of Civil Liabilities”, “Legal Matters” in the statements in the Registration Statement contained therein.

3.	We hereby consent to the use of this opinion in, and the filing hereof as an exhibit to, the Registration Statement, and to the reference to our name in such Registration Statement. In giving such consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the U.S. Securities Act of 1933, as amended, or the regulations promulgated thereunder.

This Opinion shall not be disclosed to, or relied upon by, any third party or be used for any other purpose without our prior written consent in each instance.

This Opinion is strictly limited to the matters stated herein and no opinion is implied or may be inferred beyond the matters expressed stated herein. The opinion expressed herein is rendered only as of the date hereof, and we assume no responsibility to advise you of facts, circumstances, events or developments that hereafter may be brought to our attention and that may alter, affect or modify the opinion expressed herein.

This Opinion is intended to be used in the context which is specifically referred to herein and each paragraph should be looked at as a whole and no part should be extracted and referred to independently.

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Yours sincerely,

DeHeng Law Offices

Luo Zhiyu 罗智愉

/s/ Luo Zhiyu

Attorney- at- Law

Zhiyu Luo | Partner, Attorney-at-Law

Address: 北京市西城区金融街19号富凯大厦B座12层 | 12/F Tower B, Focus Place, 19 Finance Street, Beijing, P.R.China

Tel: +86 10 5268 2855

Email: luozy@dehenglaw.com

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